As filed with the Securities and Exchange Commission on June 6, 2014 Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

NETGEAR, Inc. (Exact name of Registrant as specified in its charter)

Delaware	77-0419172
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
350 East Plumeria Drive San Jose, CA 95134
(Address of principal executive offices)

Amended and Restated 2006 Long-Term Incentive Plan
(Full title of the plan)

Patrick C.S. Lo Chairman of the Board and Chief Executive Officer NETGEAR, Inc. 350 East Plumeria Drive San Jose, CA 95134 (408) 907-8000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☑	Accelerated filer	☐
Non-Accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, Issuable under the Registrant's Amended and Restated 2006 Long-Term Incentive Plan	1,500,000 shares	$32.51	$48,765,000.00	$6,280.93

(1)
This registration statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2)
Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq Global Market on June 4, 2014.

STATEMENT UNDER GENERAL INSTRUCTION E -
REGISTRATION OF ADDITIONAL SECURITIES
This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Registrant's Amended and Restated 2006 Long-Term Incentive Plan. Accordingly, the contents of the Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on August 25, 2006 (File No. 333-136892), June 13, 2008 (File No. 333-151638), July 28, 2010 (File No. 333-168349) and June 5, 2012 (File No. 333-181892)(together, the “Previous Registration Statements on Form S-8”), including periodic reports that the Registrant filed after the Previous Registration Statements on Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents, which have been filed by the Registrant with the SEC, are incorporated herein by reference:
(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 25, 2014;
(2) The Registrant's Current Reports on Form 8-K, filed with the SEC on February 6, 2014, February 26, 2014 and April 24, 2014. The Registrant specifically excludes from incorporation such information that has been furnished and not filed pursuant to Item 2.02 of the Registrant's Current Reports on Form 8-K filed with the SEC on February 6, 2014 and April 24, 2014; and
(3) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2014, filed with the SEC on May 6, 2014.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.
The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Registrant's Form S-1 as filed on April 10, 2003, File No. 333-104419)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 of the Registrant's Form S-1 as filed on April 10, 2003, File No. 333-104419)
4.3	Amended and Restated 2006 Long-Term Incentive Plan
5.1	Opinion of NETGEAR, Inc. Senior Vice President of Corporate Development and General Counsel, as to legality of securities being registered
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel. Reference is made to Exhibit 5.1
24.1	Power of Attorney. Reference is made to the signature pages

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 6, 2014.

By:    /s/ Patrick C.S. Lo
Name:    Patrick C.S. Lo

Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick C.S. Lo and Christine M. Gorjanc, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Pursuant to the requirements of the Securities Act, the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick C.S. Lo	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 6, 2014
Patrick C.S. Lo
/s/ Christine M. Gorjanc	Chief Financial Officer (Principal Financial and Accounting Officer)	June 6, 2014
Christine M. Gorjanc
/s/ Jocelyn E. Carter-Miller	Director	June 6, 2014
Jocelyn E. Carter-Miller
/s/ Ralph E. Faison	Director	June 6, 2014
Ralph E. Faison
/s/ A. Timothy Godwin	Director	June 6, 2014
A. Timothy Godwin
/s/ Jef Graham	Director	June 6, 2014
Jef Graham
/s/ Linwood A. Lacy, Jr.	Director	June 6, 2014
Linwood A. Lacy, Jr.
/s/ Gregory J. Rossmann	Director	June 6, 2014
Gregory J. Rossmann
/s/ Barbara V. Scherer	Director	June 6, 2014
Barbara V. Scherer
/s/ Julie A. Shimer	Director	June 6, 2014
Julie A. Shimer

INDEX TO EXHIBITS
The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Registrant's Form S-1 as filed on April 10, 2003, File No. 333-104419)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 of the Registrant's Form S-1 as filed on April 10, 2003, File No. 333-104419)
4.3	Amended and Restated 2006 Long-Term Incentive Plan
5.1	Opinion of NETGEAR, Inc. Senior Vice President of Corporate Development and General Counsel, as to legality of securities being registered
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel. Reference is made to Exhibit 5.1
24.1	Power of Attorney. Reference is made to the signature pages